COMMON STOCK                                            COMMON STOCK
PAR VALUE $.01                               SEE REVERSE FOR CERTAIN DEFINITIONS
                                                      CUSIP
                                                            -----------

                           LONG ISLAND FINANCIAL CORP.

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT

                                S P E C I M E N
is the owner of:


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK $.01 PAR VALUE PER SHARE OF
                          LONG ISLAND FINANCIAL CORP.

The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation of the Corporation and any amendments thereto (copies of which are on file with the Transfer Agent), to all of which provisions the holder by acceptance hereof, assents.

          This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. The shares represented by this Certificate are not insured by the Federal Deposit Insurance Corporation or any other government agency.

                        IN WITNESS THEREOF, LONG ISLAND FINANCIAL CORP. has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.


Dated:                                       [SEAL]
                President                                  Secretary

                           LONG ISLAND FINANCIAL CORP.

            The shares represented by this certificate are subject to a limitation contained in the Certificate of Incorporation to the effect that in no event shall any record owner of any outstanding common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the outstanding shares of common stock (the "Limit") be entitled or permitted to any vote in respect of shares held in excess of the Limit.

            The Board of Directors of the Corporation is authorized by resolution(s), from time to time adopted, to provide for the issuance of serial preferred stock in series and to fix and state the voting powers, designations, preferences and relative, participating, optional, or other special rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The Corporation will furnish to any shareholder upon request and without charge a full description of each class of stock and any series thereof.

            The shares represented by this certificate may not be cumulatively voted on any matter. Pursuant to the Certificate of Incorporation, the affirmative vote of the holders of at least 80% of the voting stock of the Corporation, voting together as a single class, shall be required to approve certain business combinations and other transactions, or to amend certain provisions of the Certificate of Incorporation.

            The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common                                          UNIF GIFTS MIN ACT - __________ custodian __________
                                                                                               (Cust)              (Minor)


TEN ENT - as tenants by the entireties                                                     under Uniform Gifts to Minors Act

                                                                                             -------------------------
                                                                                                      (State)

JT TEN - as joint tenants with right
         of survivorship and not as
         tenants in common

     Additional abbreviations may also be used though not in the above list.

For value received,         hereby sell, assign and transfer unto
                   ---------
PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFICATION NUMBER OF ASSIGNEE

--------------------------------------------------------------------------------
Please print or typewrite name and address including postal zip code of assignee

_______________________________________________ shares of Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________________________________________________
Attorney to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.


DATED
      --------------
                                      ----------------------------------------
                                      NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT
                                      MUST CORRESPOND WITH THE NAME AS WRITTEN
                                      UPON THE FACE OF THE CERTIFICATE IN EVERY
                                      PARTICULAR WITHOUT ALTERATION OR
                                      ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE GUARANTEED:
                      ---------------------------------------------------------
                      THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15